UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (616) 772-1800

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On November 20, 2017, Gentex Corporation received a letter of resignation from director Peter Hoekstra. Mr. Hoekstra resigned in conjunction with his appointment as United States Ambassador to the Kingdom of the Netherlands and not as a result of any disagreement with Gentex Corporation.

Section 9.    Financial Statements and Exhibits

Item 9.01(d)    Exhibit 17.1

Peter Hoekstra resignation letter dated November 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2017
GENTEX CORPORATION
(Registrant)

By    /s/ Steve Downing
Steve Downing
President and Chief Operating Officer

EXHIBIT INDEX

17.1    Peter Hoekstra resignation letter dated November 20, 2017.

Mr. Bauer and Mr. Wallace:

In light of my recent appointment as U.S. Ambassador to the Kingdom of the Netherlands, and in accordance with the rules and requirements with respect thereto, effective today, I hereby resign as a director of Gentex Corporation.  For clarity, my resignation does not involve any disagreement with Gentex Corporation.

Peter Hoekstra

Peter Hoekstra
Member of Congress (1993-2011)
President
Hoekstra Global Strategies